Exhibit 99.1

Urgent.ly Inc.

44927 George Washington Blvd, Suite 265, Office 209

Ashburn, VA 20147

March 27, 2026

Agero, Inc.

400 Rivers Edge Drive

Medford, MA 02155

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of March 13, 2026 (the “Agreement”), by and among Agero, Inc., a Nevada corporation (“Parent”), Medford Hawk, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”) and Urgent.ly Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the Agreement.

WHEREAS, Section 10.4 of the Agreement permits any Party, to the extent legally allowed and except as otherwise set forth in the Agreement, to extend the time for the performance of any of the obligations or other actions of the other Parties pursuant to a written instrument signed by such Party;

WHEREAS, Section 2.1(a) of the Agreement obligates Purchaser to (and Parent to cause Purchaser to) commence the Offer as promptly as practicable after the date of the Agreement (but in no event more than ten (10) Business Days thereafter) (the “Offer Commencement Deadline”); and

WHEREAS, to facilitate certain administrative processes in connection with the Offer, the Parties desire to extend the Offer Commencement Deadline.

NOW THEREFORE, each of Parent, Purchaser and the Company hereby agree as follows:

1. The Offer Commencement Deadline shall be extended until eleven (11) Business Days after the date of the Agreement.

2. Other than as expressly set forth herein, this letter agreement does not amend or modify the Agreement.

3. The interpretive provisions set forth in Article 10 of the Agreement are incorporated herein by reference and shall apply to this letter agreement, mutatis mutandis, to the extent applicable.

[Signatures on the next page]

Very truly yours,

URGENT.LY INC.

By:	/s/ Matthew Booth
Name:	Matthew Booth
Title:	Chief Executive Officer

Agreed and accepted as of March 27, 2026

AGERO, INC.

By:	/s/ Peter Necheles
Name:	Peter Necheles
Title:	SVP, Chief Legal Officer and Secretary

[Signature Page to Letter Agreement]